UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2011

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54174	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2011, Swisher Hygiene Inc. (“Swisher Hygiene”) entered into an Agreement and Plan of Merger (the “Agreement”) by and among Swisher Hygiene, Swsh Merger Sub, Inc., a Florida corporation and wholly-owned subsidiary of Swisher Hygiene (“Merger Sub”), Choice Environmental Services, Inc., a Florida corporation (“Choice”), and other parties, as set forth in the Agreement. The Agreement provides for the acquisition of Choice by Swisher Hygiene by way of merger. At the closing of the merger, Merger Sub will merge with and into Choice, and Choice will continue as the surviving entity and a wholly-owned subsidiary of Swisher Hygiene.

In the transaction, Swisher Hygiene will issue 9.2 million shares of its common stock to the former shareholders of Choice at the agreed upon value of US$50.1 million. The shares will be issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (“the Securities Act”), and Rule 506 thereunder, which exemption Swisher Hygiene believes is available because the securities were not offered pursuant to a general solicitation and due to the status of the recipients of the shares as “accredited investors,” as defined in Regulation D under the Securities Act. Swisher Hygiene intends to file a resale Registration Statement on Form S-1 with respect to these shares as soon as practical after completion of the transaction. Swisher Hygiene will also assume approximately US$41.5 million in debt, and expects to pay down a majority of this debt with proceeds from a subscription receipts offering, which Swisher Hygiene previously reported on its Current Report on Form 8-K dated February 11, 2011.

Completion of the transaction is subject to customary closing conditions, completion of the subscription receipts offering, and receipt of all necessary regulatory approvals, including approval of the Toronto Stock Exchange with respect to the shares to be issued in the merger and the subscription receipts offering. Upon satisfaction of all conditions, Swisher Hygiene expects to complete the acquisition of Choice no later than March 31, 2011.

A copy of the Agreement is attached as Exhibit 2.1 to this report, and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 to this report is incorporated in this Item 3.02 by reference.

In addition, in connection with the acquisition of certain assets of IPABE, Inc. (d/b/a Total Services), a Puerto Rico-based company (“Total Services”), Swisher Hygiene issued a promissory note to Gerardo Jimenez, a shareholder of Total Services on February 9, 2011, which note is convertible for up to 107,143 shares of common stock. Before December 31, 2011, the maturity date of the note, Mr. Jimenez may convert the entire principal amount of the note plus accrued interest into shares of Swisher Hygiene’s common stock, at any time following conditional approval by the Toronto Stock Exchange of the listing of the shares of common stock issuable on conversion of the note at a conversion price equal to $5.68 per share, provided that the maximum number of shares of common stock issuable in this circumstance is 66,042 shares. Before the maturity date, Swisher Hygiene may convert all or any portion of the note at a conversion price equal to the lesser of (i) the combined volume weighted average price on the Toronto Stock Exchange and the Nasdaq Global Market on the day before conversion, and (ii) the $5.68, provided that the maximum number of shares of common stock issuable in this circumstance is 107,143 shares. The shares to be issued upon conversion of the promissory note will be issued pursuant to the exemption provided by Section 4(2) of the Securities Act and Rule 506 thereunder, which exemption Swisher Hygiene believes is available because the securities were not offered pursuant to a general solicitation and due to the status of the recipients of the shares “accredited investors,” as defined in Regulation D under the Securities Act.

Item 8.01.	Other Events.

On February 14, 2011, Swisher Hygiene issued a press release announcing the Agreement to acquire Choice. A copy of the press release is attached as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated February 13, 2011.
99.1	Press release, dated February 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2011	SWISHER HYGIENE INC.

	By:	/s/ Steven R. Berrard
Steven R. Berrard
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 13, 2011.

99.1	Press Release, dated February 14, 2011.

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